Exhibit 32.1

CERTIFICATIONS PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES–OXLEY ACT OF 2002

In connection with the Annual Report of Heritage Insurance Holdings, Inc. (the “Company”) on Form 10-K for the period ending December 31, 2014, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we Bruce Lucas, Chief Executive Officer of the Company, and Stephen Rohde, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to our knowledge, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ BRUCE LUCAS

Bruce Lucas

Chief Executive Officer (Principal Executive Officer)

By:	/s/ STEPHEN ROHDE

Stephen Rohde

Chief Financial Officer (Principal Financial Officer)

Date:    March 18, 2015